As filed with the Securities and Exchange Commission on October 6, 2021

Registration No. 333-259414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 (No. 333-259414)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIND Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0210849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2002 Timberloch Place

Suite 400

The Woodlands, Texas 77380-1187

(281)-353-4475

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MIND TECHNOLOGY, INC. AMENDED AND RESTATED STOCK AWARDS PLAN

(Full title of the Plan)

Robert P. Capps

President and Chief Executive Officer

2002 Timberloch Place

Suite 400

The Woodlands, Texas 77380-1187

(281)-353-4475

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy T. Samson

Amy R. Curtis

Holland & Knight L.L.P

811 Main Street, Suite 2500

Houston, Texas 77002

(713) 951-5849

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-259414) (the “Registration Statement”) previously filed by MIND Technology, Inc. (the “Registrant” or the “Company”) on September 9, 2021 is being filed solely (i) to correct an error with respect to the Company’s state of incorporation on the cover page and (ii) to amend Part II, Item 8 to incorporate by reference the updated Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Certificate of Designations, Preferences and Rights of MIND Technology, Inc. 9.00% Series A Cumulative Preferred Stock, and Certificate of Amendment of Certificate of Designations, Preferences and Rights of MIND Technology, Inc. 9.00% Series A Cumulative Preferred Stock of the Company that were previously filed as exhibits to the Registrant’s Current Reports on Form 8-K previously filed with the SEC on August 7, 2020 and September 25, 2020. Except as described herein, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

No.	Description

4.1

Amended and Restated Certificate of Incorporation of MIND Technology, Inc. (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-13490), filed on August 7, 2020).

4.2	Amended and Restated Bylaws of MIND Technology, Inc. (incorporated herein by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K (File No. 001-13490), filed on August 7, 2020).

4.3

Certificate of Designations, Preferences and Rights of MIND Technology, Inc. 9.00% Series A Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K (File No. 001-13490), filed on August 7, 2020).

4.4

Certificate of Amendment of Certificate of Designations, Preferences and Rights of MIND Technology, Inc. 9.00% Series A Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-13490), filed on September 25, 2020).

4.5

Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A (File No. 000-25142), filed on May 31, 2013).

4.6

First Amendment to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A (File No. 000-25142), filed on May 16, 2016).

4.7

Second Amendment to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (incorporated herein by reference to Exhibit 4.5 to the Company's Form S-8 (File No. 333-233635), filed on September 5, 2019).

4.8

Third Amendment to the MIND Technology, Inc. Amended and Restated Stock Awards Plan (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A (File No. 001-13490), filed on May 28, 2021).

5.1

Opinion of Holland & Knight LLP as to the legality of the shares being registered (incorporated herein by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-259414) filed on September 9, 2021).

23.1	Consent of Holland & Knight LLP (incorporated herein by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-259414) filed on September 9, 2021).

23.2	Consent of Moss Adams LLP (incorporated herein by reference to Exhibit 23.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-259414) filed on September 9, 2021).

24.1	Power of Attorney (contained in the signature page of the Company’s Registration Statement on Form S-8 (Registration No. 333-259414) filed on September 9, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on October 6, 2021.

MIND TECHNOLOGY, INC.

By:	/s/ Robert P. Capps
Robert P. Capps
President, Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on October 6, 2021.

Signature	Title

/s/ Robert P. Capps Robert P. Capps	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark A. Cox Mark A. Cox	Chief Financial Officer and Vice President of Finance and Accounting (Principal Financial Officer)

* Peter H. Blum	Non-Executive Chairman of the Board of Directors

* Thomas Glanville	Director

* Marcus Rowland	Director

* Robert J. Albers	Director

* William H. Hilarides	Director

*By: Robert P. Capps

Robert P. Capps

Attorney-in-Fact